AGREEMENT AND AMENDMENT TO NOTE, PLEDGE AGREEMENT,
                      AND SETTLEMENT AND RELEASE AGREEMENT

         This Agreement and Amendment to Note, Pledge Agreement, and Settlement and Release Agreement (this "Agreement") is executed effective November 1, 1999 between SVI HOLDINGS, INC., a Nevada corporation, having an address for notices at 12707 High Bluff Drive, Suite 335, San Diego, CA 92130 ("SVI"), KIELDUFF INVESTMENTS LIMITED, having an address for notices at The Martello Tower, Portmarnock, Co Dublin, Ireland ("Kielduff"), JYRIS GROUP, having an address for notices at Block A, Unit 3 Broomfield Business Park, Mallahide, County Dublin, Ireland ("Jyris"), SOFTLINE LIMITED, a South African company, having an address for notices at 16 Commerce Crescent, Eastgate Extension 13, Sandton 2144, South Africa ("Softline"), SYSTEMS FOR BUSINESS INCORPORATED, a British Virgin Islands corporation, having an address for notices at P.O. Box 141, La Tonnelle House, Les Banques, St. Sampson, Guernsey, Channel Islands GY1 3HS ("Systems"), and IBIS SYSTEMS LIMITED, a company incorporated under the laws of England, having an address for notices at 2 Twyford Place, Lincolns Inn, Cressex, High Wycombe, HP12 3RE ("Ibis"), who agree as follows:

         1. RECITALS. This Agreement is made with reference to the following recital of essential facts:

                  1.1. SVI and Kielduff entered into a Share Sale Agreement re Ibis Systems Limited effective December 31, 1998 (the "Share Sale Agreement").

                  1.2. Pursuant to the Share Sale Agreement, Kielduff executed a Promissory Note dated December 31, 1998 in the amount of $18,108,000 in favor of SVI (the "Original Note").

                  1.3. The Original Note was amended pursuant to an Amendment to Note dated September 1, 1999 and an Amendment to Note dated October 1, 1999, both between SVI and Kielduff. The Original Note as amended is referred to as the "Note."

                  1.4. In order to secure Kielduff's payment obligations under the Note, Kielduff executed a Stock Pledge Agreement dated as of April 29, 1999 (the "Pledge Agreement"), under which Kielduff pledged to SVI all of the issued and outstanding shares in the capital stock of Ibis represented by two (2) shares (the "Ibis Shares").

                  1.5. Kielduff desires to sell the Ibis Shares to Jyris in exchange for 3,840,000 shares of common stock of Integrity Holdings, Ltd. (the "Integrity Shares").

                  1.6. Jyris is a wholly-owned subsidiary of Integrity Holdings, Ltd. ("Integrity").

                  1.7. Under the terms of the Pledge Agreement, Kielduff may not sell or otherwise dispose of the Ibis Shares without the prior written consent of SVI.

                  1.8. SVI, Ibis, Systems and Softline are parties to a Settlement and Release Agreement, dated as of December 31, 1998 (the "Settlement Agreement") pursuant to which SVI agreed to pay a portion of the proceeds of the Note to Systems and SVI, Softline and Systems agreed to release certain claims.

                  1.9. SVI is willing to consent to and/or ratify the sale of the Ibis Shares to Jyris on the terms and conditions set forth in this Agreement.

         2. CONSENT TO TRANSFER. Subject to the terms and conditions in this Agreement, effective as of the Closing Date, SVI consents to and/or ratifies the transfer of the Ibis Shares to Jyris.

         3. CLOSING. The parties shall close the transaction contemplated by this Agreement (the "Closing") on December 6, 1999 or such other date and time as the parties may agree in writing. The Closing shall take place at offices of Solomon Ward Seidenwurm & Smith, LLP, 401 B Street, Suite 1200, San Diego, CA 912101. The "Closing Date" shall be the date on which the Closing actually occurs. At the Closing:

                  3.1. DELIVERY OF IBIS SHARES. The Pledgeholder (as defined in the Pledge Agreement) shall release the Ibis Shares to Jyris, together with the Assignments (as defined in the Pledge Agreement).

                  3.2. DELIVERY OF INTEGRITY SHARES. Jyris shall deliver to the Pledgeholder the Integrity Shares, issued in the name of Kielduff, and Kielduff shall deliver to the Pledgeholder Assignments with respect to the Integrity Shares.

         4. AMENDMENT TO PROMISSORY NOTE. Effective as of the Closing Date, the
Note is hereby amended as follows:

                  4.1. CONVERSION OPTION. Kielduff hereby grants to SVI the option (the "Conversion Option") to cancel the unpaid indebtedness evidenced by the Note, or any portion of such unpaid indebtedness, in exchange for Integrity Shares. The Conversion Option may be exercised by SVI giving written notice to Kielduff at any time (the "Conversion Notice"). If the Conversion Option is exercised, such portion of Kielduff's indebtedness under the Note identified in the Conversion Notice shall be canceled in exchange for Integrity Shares at $5.00 per share (the "Conversion Price"), and such indebtedness shall be reduced by the amount of the Conversion Price multiplied by the number of Integrity Shares received by SVI.

                  4.2. AMENDMENT TO PLEDGE AGREEMENT. The Note shall continue to be secured by the Pledge Agreement, as amended by this Agreement. All references to the Pledge Agreement in the Note shall refer to the Amended Pledge Agreement.

                  4.3. PAYMENT EXTENSION. Paragraph 1 of the Note is hereby deleted, and the following provision substituted in its place:

         "Payments. All amounts of principal and interest due under this Note shall be paid to Holder on or before May15, 2000."

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

                  4.4. CONFIRMATION OF NOTE. All other terms and provisions of the Note not amended remain in full force and effect, and Kielduff hereby reaffirms all of its obligations under the Note.

         5. AMENDMENT TO PLEDGE AGREEMENT. Kielduff's obligations under the Note, as amended by this Agreement, will be secured by a pledge of the Integrity Shares in favor of SVI. Effective as of the Closing Date, the Pledge Agreement is hereby amended as follows:

                  5.1. SUBSTITUTION OF COLLATERAL. The Integrity Shares are hereby substituted for the Ibis Shares as collateral under the Pledge Agreement. All references to the "Shares" in the Pledge Agreement shall be deemed to refer to the Integrity Shares.

                  5.2. DEFINITION OF "OBLIGATIONS". All references to the "Obligations" under the Pledge Agreement shall refer to (a) Kielduff's obligations to SVI under the Note (and all renewals, extensions, amendments, and changes of, or substitutions or replacements to, any of the obligations under the Note), (b) Kielduff's obligations under this Agreement, (c) the faithful performance by Kielduff of all of its obligations under the Share Sale Agreement, and (d) the obligations of Kielduff and/or its affiliates to pay to SVI the sum of US$633,000 pursuant to a certain receivable owing to SVI.

                  5.3. DEFINITION OF "COMPANY". All references in the Pledge Agreement to "the Company" shall refer to Integrity, rather than Ibis.

                  5.4. DELIVERY OF SHARES. At the Closing, Kielduff shall (a) concurrently and validly endorse the share certificate(s) evidencing the Integrity Shares in blank and deliver such certificate(s) to the Pledgeholder (as defined in the Pledge Agreement), and (b) deliver to Pledgeholder a duly executed Assignment Separate from Certificate with respect to each certificate representing the Integrity Shares.

                  5.5. COVENANTS. The covenants contained in paragraph 6 of the Pledge Agreement are deleted. In lieu thereof, the covenants contained in paragraph 9 of this Agreement shall apply. The breach of any of the covenants contained in paragraph 9 of this Agreement shall constitute a breach of the Pledge Agreement.

                  5.6. KIELDUFF'S REPRESENTATIONS AND WARRANTIES. Kielduff represents and warrants that the representations and warranties contained in paragraph 5 of the Pledge Agreement continue to be true and accurate in all respects. In addition, Kielduff represents and warrants to SVI as follows:

                           (a) Kielduff will as of the Closing be the legal and
                  beneficial owner and holder of the Integrity Shares, free and clear of all encumbrances.

                           (b) The Integrity Shares have been duly authorized
                  and validly issued and are fully paid and nonassessable.

                           (c) There are no options, warrants, rights (including
                  conversion or preemptive rights) or agreements for the purchase or acquisition from Kielduff of any of the Integrity Shares.

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

                  5.7. CONFIRMATION OF PLEDGE AGREEMENT. All other terms and provisions of the Pledge Agreement not amended remain in full force and effect, and Kielduff hereby reaffirms its obligations under the Pledge Agreement.

         6. AMENDMENT TO SETTLEMENT AGREEMENT. Effective as of the Closing Date, the Settlement Agreement is hereby amended as follows:

                  6.1. DEFINITION OF "LOAN NOTE". All references to the "Loan Note" under the Settlement Agreement shall refer to the Note (as amended by this Agreement and all prior amendments).

                  6.2. AMENDMENT TO PARAGRAPH 2. Paragraph 2 of the Settlement Agreement is hereby amended and restated in its entirety to read:

                  "2. SETTLEMENT.

                           "2.1 Providing Kielduff shall have repaid in cash $13,608,000 under the Loan Note together with all interest and collection costs thereon unconditionally and without any right of recovery, SVI shall pay to Systems all further sums it receives in cash from Kielduff under the Loan.

                           "2.2 If SVI exercises the Conversion Option, the decision of whether to sell the Integrity Shares acquired upon exercise of the Conversion Option (the "Conversion Shares") and the terms of such sale (including the timing, the number of shares to be sold, and the sale price) shall be determined by SVI in its sole and absolute discretion. If SVI sells the Conversion Shares, the proceeds of such sale shall be allocated as follows: (a) SVI shall retain the first amount equal to the full amount of the Obligations, plus all accrued and unpaid interest thereon under the Loan Note through the date of the exercise of the Conversion Option; and (b) SVI shall pay to Systems the next $4,500,000, plus all accrued and unpaid interest thereon under the Loan Note through the date of the exercise of the Conversion Option. After the amounts described in the preceding sentence have been paid in full, any excess proceeds and any unsold Conversion Shares shall be divided equally between SVI and Systems.

                           "2.3 If SVI does not receive the sum of $13,608,000 together with all interest and collection costs thereon in accordance with the Loan Note (either directly from Kielduff or upon the sale of Conversion Shares), SVI shall have no obligation to pay Systems any amount whatsoever."

               6.3. CONFIRMATION OF SETTLEMENT AGREEMENT. All other terms and provisions of the Settlement Agreement not amended remain in full force and effect, and each party to the Settlement Agreement hereby reaffirms all of its obligations under the Settlement Agreement.

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

         7. COVENANTS OF KIELDUFF AND JYRIS. Effective as of the Closing Date, Kielduff and Jyris covenant that until all of the Obligations (as defined in the Pledge Agreement) have been fully and finally satisfied, Kielduff and Jyris will fully and completely comply with the following affirmative and negative covenants:

                  7.1. Kielduff and Jyris shall promptly inform SVI in writing as soon as they become aware of: (a) any material adverse changes in Integrity's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions effecting Integrity which could materially effect the financial condition of Integrity.

                  7.2. Kielduff shall defend any proceeding which seeks to, or threatens to, affect, challenge, or impair SVI's security interest in the Collateral and shall indemnify and hold SVI harmless from and against any and all costs and expenses incurred in connection with any such action or proceeding, including attorneys' fees and costs, other than any such action or claim of a creditor or creditors of the SVI.

                  7.3. Kielduff shall, promptly upon request by SVI, execute and deliver any documents or instruments, provide any notices, execute and file any financing statements or other documents, and take any other actions which are, in the reasonable judgment of SVI, necessary or desirable to perfect or continue the perfection and first lien priority of SVI's security interest in the Collateral, and to protect the Collateral against any adverse claims (in violation of the representations and warranties in paragraph 5 of the Pledge Agreement), and pay all reasonable costs incurred by SVI in connection therewith.

                  7.4. Kielduff shall pay when due all taxes, assessments, and liens, if any, upon the Collateral. Kielduff may withhold any such payment or may elect to contest any lien if Kielduff is in good faith conducting appropriate proceedings to contest the obligation to pay, so long as SVI's interest in the Collateral is not jeopardized. In any such contest, Kielduff shall represent itself and SVI and shall satisfy any final adverse judgment before enforcement against the Collateral. Kielduff shall name SVI as an additional obligee under any surety bond furnished in the contest proceedings.

                  7.5. Kielduff and Jyris shall not without the prior written consent of the SVI:

                           (a) vote in favor of any action by Integrity to (i)
                  change the name or structure of Integrity or alter the corporate, capital or legal structure of Integrity, including the creation or acquisition of any subsidiaries; (ii) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sub-lease, encumber, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired; or (iv) acquire by purchase or otherwise all or a substantial portion of the business, property or assets of, or stock or other evidence of beneficial ownership of, any person or any division or line of business of any person;

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

                           (b) create or suffer to exist any further security
                  interest in the Collateral;

                           (c) sell or otherwise dispose of the Collateral or
                  any interest in the Collateral;

                           (d) vote in favor of payments or distributions from
                  Integrity other than in the ordinary course of business;

                           (e) divert any corporate opportunity from Integrity;

                           (f) vote in favor of any action by Integrity to sell,
                  transfer, encumber or otherwise dispose of all or any of its assets including intangible and intellectual property, except in the ordinary course of business in a commercially reasonable transaction involving only unrelated and unaffiliated parties;

                           (g) incur any additional indebtedness other than in
                  the ordinary course of business in a commercially reasonable transaction involving only unrelated and unaffiliated parties;

                           (h) vote in favor of any action by Integrity to
                  create, incur, assume or permit to exist any lien on or with respect to any property or asset of any kind;

                           (i) vote in favor of any action by Integrity to enter
                  into, amend, restate, modify or terminate any contracts except in the ordinary course of business in a commercially reasonable transaction involving unrelated and unaffiliated parties;

                           (j) vote in favor of any action by Integrity to
                  increase the compensation payable to any officer or employee other than in the ordinary course of business consistent with prior practices;

                           (k) vote in favor of any action by Integrity to make
                  any single item of capital expenditure in excess of $50,000;

                           (l) vote in favor of any action by Integrity to enter
                  into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any affiliate of Kielduff, Integrity or Jyris, on terms that are less favorable to such person than those that might be obtained at the time from persons who are not such an affiliate;

                           (m) vote in favor of any action by Integrity to pay
                  any dividends or make any other distribution of assets to shareholders;

                           (n) vote in favor of any action by Integrity to issue
                  shares of capital stock or other securities or options or warrants to purchase such securities;

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

                           (o) vote in favor of any action by Integrity to
                  engage in any business activities substantially different than those in which Integrity is presently engaged;

                           (p) vote in favor of any action by Integrity to cease
                  operations, liquidate, merge, transfer, acquire or consolidate with any other entity, or change Integrity's name; or

                           (q) vote in favor of any action by Integrity to make
                  any loans or advances or to acquire any indebtedness.

                  7.6. Kielduff and Jyris will pro cure from Integrity and furnish to SVI the following:

                           (a) QUARTERLY STATEMENTS. As soon as available and in
                  any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of the following, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail:

                                    (i) consolidated balance sheets of Integrity
                           and its subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                                    (ii) consolidated and consolidating
                           statements of income of Integrity and its subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                                    (iii) consolidated and consolidating
                           statements of cash flows of Integrity and its subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year.

                           (b) ANNUAL STATEMENTS. As soon as available and in
                  any event within 90 days after the close of each fiscal year of Integrity, copies of the following, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing or a firm reasonably acceptable to SVI:

                                    (i) consolidated balance sheets of Integrity
                           and its subsidiaries as of the close of such fiscal year, and

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

                                    (ii) consolidated and consolidating
                           statements of income and changes in shareholders equity and cash flows of Integrity and its subsidiaries for such fiscal year.

                           (c) SEC AND OTHER REPORTS. Promptly upon their
                  becoming available, one copy of each financial statement, report, notice or proxy statement sent by Integrity to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by Integrity or any of its subsidiaries with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which Integrity or any of its subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over Integrity or any of its subsidiaries.

         8. REGISTRATION RIGHTS FOR THE INTEGRITY SHARES. It is a condition precedent to SVI's obligations under this Agreement (including the granting of SVI's consent to the transfer of the Ibis Shares to Jyris) that SVI shall have entered into a Registration Rights Agreement with Integrity which provides that, for so long as SVI owns or holds a security interest in shares of common stock of Integrity, SVI shall be entitled to the registration rights set forth in this paragraph 8.

                  8.1. Integrity shall agree to register the Integrity Shares under the Securities Act of 1933 (the "Act") (other than on SEC Forms S-4 or S-8) within ninety days after SVI delivers a written request for such registration, including compliance with California blue sky laws. Integrity or Kielduff shall bear all costs and expenses of such registration.

                  8.2. Integrity shall agree to promptly give to SVI written notice of its decision to register any of its securities under the Act (other than on SEC forms S-4 or S-8) and shall include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, any or all of Integrity Shares purchased by SVI from Kielduff in exchange for the cancellation of indebtedness under the Note which SVI specifies in a written request made within fifteen (15) days after receipt of the written notice from Integrity.

                  8.3. Integrity shall agree to inform SVI in writing of the initiation of each such registration and the completion thereof. Integrity shall agree to:

                           (a) Keep such registration effective for so long as
                  any other selling shareholder registration statement of Integrity is kept effective, or until SVI has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                           (b) Furnish such reasonable number of prospectuses
                  and other documents incident thereto as from time to time SVI may reasonably request; and

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

                           (c) In connection with any underwritten registration,
                  Integrity will enter into any underwriting agreement reasonably necessary to effect the offer and sale of the shares purchased by SVI under this Agreement, provided such underwriting agreement contains customary underwriting provisions.

         9. BOARD REPRESENTATION. For so long as SVI owns or holds a security interest in shares of common stock of Integrity, Kielduff and Jyris shall use their best efforts to nominate and elect two designees of SVI to the Board of Directors of Integrity (the "Integrity Board") in accordance with this paragraph
9. In addition, Kielduff and Jyris shall use their best efforts to cause Integrity to (a) reimburse any designee of SVI hereunder for all reasonable expenses incurred as a director and to provide such compensation as may be received by other non-employee directors of Integrity, including indemnity and advancement of expenses to the fullest extent permitted under applicable law; and (b) provide, at Integrity's expense, directors and officers liability insurance coverage reasonably acceptable to SVI for any member of the Integrity Board designated by SVI.

         10. TERMINATION OF REPRESENTATIONS AND INDEMNITIES. As of the Closing Date, the warranties, representations and indemnities provided by SVI under the Share Sale Agreement including, without limitation, under the Deed of Indemnity (Schedule 4), and under paragraph 5 and Schedule 2 to the Share Sale Agreement are terminated, and SVI shall have no liability under any such warranties, representations and indemnities. Kielduff and Jyris expressly waive any claims they may have against SVI with respect to such warranties, representations and indemnities.

         11. WAIVER OF STATUTORY RIGHTS. The parties acknowledge that they may hereafter discover facts different from, or in addition to, those now known or believed to be true regarding the matters described in this Agreement, or emanating therefrom, and agree that this Agreement shall remain in full force and effect, notwithstanding the existence of any such difference or additional facts. In this connection, each party expressly waives application of Section 1542 of the California Civil Code and any similar state or federal law. California Civil Code Section 1542 provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         12. TERMINATION OF COVENANT NOT TO COMPETE. As of the Closing Date, the covenants of SVI set forth in paragraph 7 of the Share Sale Agreement are terminated and of no further force and effect.

         13. GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

         14. FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

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

         15. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.

         17. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

         18. ATTORNEY'S FEES. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         19. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

         20. HEADINGS. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

         21. PRIOR UNDERSTANDINGS. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

         22. INTERPRETATION. Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. For purposes of this Agreement, the term "day" means any calendar day and the term "business day" means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Agreement upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

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

         23. PARTIAL INVALIDITY. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability unless such provision or the application of such provision is essential to this Agreement.

         24. SUCCESSORS-IN-INTEREST AND ASSIGNS. Neither Kielduff nor Jyris may voluntarily or by operation of law assign, hypothecate, delegate or otherwise transfer or encumber all or any part of its rights, duties or other interests in this Agreement without the prior written consent of SVI, which consent may be withheld in SVI's sole and absolute discretion. Any such transfer in violation of this paragraph is void. Subject to the foregoing and any other restrictions on transferability contained in this Agreement, this Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.

         25. NOTICES. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at its address as set forth above in the introductory paragraph of this Agreement. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this paragraph. Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement.

         26. WAIVER. Any waiver of a provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

         27. DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

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

         28. INDEMNIFICATION OF PLEDGEHOLDER. The parties shall indemnify, defend, and hold Pledgeholder harmless from and against any and all actions, causes of action, claims, demands, expenses, and liabilities that Pledgeholder may suffer or incur by virtue of its role as Pledgeholder under this Agreement; provided, however, the foregoing indemnification will not relate to any such matter arising out of the gross negligence or intentional misconduct of Pledgeholder. Pledgeholder will not be liable to Kielduff, SVI or Integrity for any action taken or omitted to be taken by Pledgeholder except for Pledgeholder's own gross negligence or intentional misconduct.

SVI HOLDINGS, INC.,                         SYSTEMS FOR BUSINESS INC.,
a Nevada corporation                        a British Virgin Islands corporation

By: /s/ Barry Schechter                     By: /s/ Peter Nagle
   -----------------------------               -----------------------------
Its: CEO                                    Its: Vice President
   -----------------------------               -----------------------------

SOFTLINE LIMITED                            IBIS SYSTEMS LIMITED,
a South African company                     an England company

By: /s/ Ivan Epstein                        By: /s/ Peter Nagle
   -----------------------------               -----------------------------
Its: CEO                                    Its: Managing Director


KIELDUFF INVESTMENTS LIMITED,               JYRIS GROUP
an Ireland company

By: /s/ Peter Nagle                         By: /s/ Peter Nagle
   -----------------------------               -----------------------------
Its: Vice President                         Its: Vice President
   -----------------------------               -----------------------------


I ACCEPT THE OBLIGATIONS IMPOSED
UPON ME UNDER THIS AGREEMENT:

/s/ Norman L. Smith
--------------------------------
Norman L. Smith, Esq., Pledgeholder




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